UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2013

FIRST MARINER BANCORP
(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-21815 (Commission File Number)	52-1834860 (IRS Employer Identification No.)

1501 S. Clinton Street, Baltimore, MD     21224
(Address of Principal Executive Offices)  (Zip Code)

Registrant's telephone number, including area code:  (410) 342-2600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02Results of Operations and Financial Condition

On May 14, 2013, First Mariner Bancorp (the “Company”) issued a press release announcing its financial results for the three months ended March 31, 2013.  A copy of the Company’s press release dated May 14, 2013 is attached to this Report as Exhibit 99.1 and is furnished herewith.

The information contained in this Item 2.02 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of  the “Exchange Act,” or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.07    Submission of Matters to a Vote of Security Holders

(a)The annual meeting of the Company’s stockholders was held on May 14, 2013.

(b)The matters considered and voted on by the stockholders at the annual meeting and the votes of the stockholders were as follows:

1.  The following individuals were elected as directors, each for a three-year term with terms expiring in 2016, by the following vote:

Name	Shares Voted For	Votes Withheld	Broker Non-Votes
George H. Mantakos	4,968,449	93,743	9,332,251
Michael R. Watson	4,957,161	105,031	9,332,251
Hector Torres	4,961,915	100,277	9,332,251
Gregory A. Devou	4,960,034	102,158	9,332,251

2.  The appointment of Stegman & Company as the Company’s independent registered public accounting firm for the year ending December 31, 2013 was ratified by the stockholders by the following vote:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
14,055,139	236,358	102,946	-0-

3.An advisory vote was taken on the compensation of the Company’s named executive officers as disclosed in the proxy statement and the vote was as follows:

For	Against	Abstain	Broker Non-Votes
4,460,398	512,812	88,981	9,332,251

4.  A vote was taken on the approval of the frequency of a stockholder vote to approve the compensation of the named executive officers.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
1,483,638	3,379,080	139,710	59,764	9,332,251

The Company’s Board of Directors determined that an advisory vote on the approval of the compensation of the Company’s named executive officers will be included every two years in the Company’s proxy materials.

Item 9.01Financial Statements and Exhibits

Exhibits

Number   Description

99.1Press Release dated May 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MARINER BANCORP

Date: May 20, 2013	By:	/s/ Paul B. Susie
Paul B. Susie
Chief Financial Officer